As filed with the Securities and Exchange Commission February 20, 2007

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM SB-2

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Commission File Number 333-127799

RICK’S CABARET INTERNATIONAL, INC.
(Exact name of small Business Issuer as specified in its charter)

TEXAS	76-0458229
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5810
(Primary Standard Industrial Classification Code)
10959 Cutten Road
Houston, Texas	77066
(Address of principal executive offices)	(Zip Code)

(281) 397-6730
Issuer’s telephone number, including area code

ERIC LANGAN
CHIEF EXECUTIVE OFFICER AND PRESIDENT
RICK’S CABARET INTERNATIONAL, INC.
10959 CUTTEN ROAD
HOUSTON, TEXAS 77066

Copies to:

ROBERT D. AXELROD, ESQ.
AXELROD, SMITH & KIRSHBAUM, P.C.
5300 MEMORIAL DRIVE, SUITE 700
HOUSTON, TEXAS 77007
(713) 861-1996

Approximate date of proposed sale to the public: from time to time after the effective date of this registration statement, as shall be determined by the selling shareholders identified herein.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for such offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Explanatory Notes

Introduction

On August 24, 2005, Rick’s Cabaret International, Inc. (the “Registrant”) filed a registration statement on Form SB-2 (File Number 333-127799) to register an aggregate of 1,160,000 shares of the Registrant’s common stock for resale by certain selling stockholders (the “Registration Statement”).

De-registration

The purpose of this post-effective amendment is to de-register any of the remaining shares of common stock that have been registered but remain unsold under the Registration Statement, as amended. The Registrant’s obligations to maintain the Registration Statement have terminated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 20th day of February, 2007.

RICK’S CABARET INTERNATIONAL, INC.

By /s/ Eric Langan
Eric Langan
President and Chief Executive Officer

POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

By /s/ Eric Langan	Chairman of the Board, Director, President, Chief Executive Officer,	February 20, 2007
Eric Langan	Chief Financial Officer, and Principal Accounting Officer

By /s/ Travis Reese *	Vice President and Director	February 20, 2007
Travis Reese

By /s/ Steven L. Jenkins *	Director	February 20, 2007
Steven L. Jenkins

By /s/ Alan Bergstrom *	Director	February 20, 2007
Alan Bergstrom

By /s/ Robert Watters *	Director	February 20, 2007
Robert Watters

* By Eric Langan, Attorney-in-fact